Exhibit 99.1

ADAMAS REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

EMERYVILLE, Calif., May 13, 2015 — Adamas Pharmaceuticals, Inc. (Nasdaq: ADMS) today reported financial results for the first quarter of 2015.

“In 2015, we have made continued progress throughout our business, including receiving orphan drug designation for our lead product candidate, ADS-5102, for the treatment of levodopa-induced dyskinesia (LID), a complication associated with the treatment of Parkinson’s disease and further increasing our patent estate,” said Gregory T. Went, Ph.D., Chairman and CEO of Adamas Pharmaceuticals, Inc.  “In the coming months, we look forward to expanding our wholly-owned product pipeline with the initiation of a Phase 2 clinical trial of ADS-5102 for a second CNS-related indication, completing enrollment in one of two ongoing Phase 3 trials assessing ADS-5102 for the treatment of LID, and the US launch of Namzaric™ by our collaborator, Actavis.”

Fiscal 2015 First Quarter Results

For the quarter ended March 31, 2015, the company reported a net loss attributable to common stockholders of $12.2 million, or $0.69 per share.  In the same period last year, the company reported a net loss attributable to common stockholders of $6.4 million, or $0.67 per share.  Adamas ended the current quarter with $145.0 million in cash, cash equivalents, and marketable securities compared to $158.7 million at December 31, 2014.

For the quarters ended March 31, 2015 and March 31, 2014, Adamas reported total revenues of $226,000 and $176,000, respectively.  Revenues recognized in both periods were from development expense reimbursements associated with Adamas’ collaboration with Forest Laboratories, Inc. and from government grants and contracts.  Research and development expenses for the quarter ended March 31, 2015 were $7.5 million, including $0.7 million in stock-based compensation expense, compared to $2.8 million for the quarter ended March 31, 2014, which included $0.4 million in stock-based compensation expense.  The increase was related primarily to investments in the ADS-5102 clinical program.  General and administrative expenses for the quarter ended March 31, 2015 were $4.9 million, including $1.4 million in stock-based compensation expense, compared to $3.1 million for the quarter ended March 31, 2014, which included $0.6 million in stock-based compensation expense.  The increase was due primarily to higher headcount-related costs and related stock-based compensation expense.

About Adamas Pharmaceuticals

Adamas Pharmaceuticals, Inc. is a specialty pharmaceutical company driven to improve the lives of those affected by chronic disorders of the central nervous system.  The company achieves this by modifying the pharmacokinetic profiles of approved drugs to create novel therapeutics for use alone or in fixed-dose combination products.  Adamas is currently developing its lead wholly-owned product candidate, ADS-5102, for a complication associated with the treatment of Parkinson’s disease known as levodopa-induced dyskinesia, or LID, and is evaluating other potential indications.  The company’s portfolio also includes two approved products with Forest Laboratories Holdings Limited (a subsidiary of Actavis plc), Namzaric™ and Namenda XR®.  Forest is responsible for marketing both products in the United States under an exclusive license from Adamas. For more information, please visit www.adamaspharma.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the expected timing for the launch of Namzaric, and the ongoing development of ADS-5102, including completion of enrollment, and initiation of additional clinical trials for a second indication. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “poised,” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements.  For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements, including risks relating to commercialization of Namzaric, and challenges associated with research and development activities of ADS-5102, including initiation and enrollment of clinical trials, as well as risks relating to Adamas’ business in general, see Adamas’ Quarterly Report on Form 10-Q  filed with the Securities and Exchange Commission on May 13, 2015.

Namenda XR® is a registered trademark of Merz Pharma GmbH & Co. KGaA.

Namzaric™ is a trademark of Actavis plc or its affiliates.

For questions, please contact:

Julie Wood

Corporate Communications & Investor Relations

Adamas Pharmaceuticals, Inc.
Phone: 510-450-3528

— Financial Tables Attached —

ADAMAS PHARMACEUTICALS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014

Revenue	$226	$176

Operating expenses
Research and development	7,533	2,758
General and administrative	4,919	3,109
Total operating expenses	12,452	5,867
Loss from operations	(12,226)	(5,691)
Interest and other income (expense), net	78	(688)
Loss before income taxes	(12,148)	(6,379)
Income tax expense	(54)	(1)
Net loss	$(12,202)	$(6,380)

Net loss per share attributable to common stockholders:
Basic	$(0.69)	$(0.67)
Diluted	$(0.69)	$(0.67)

Weighted average number of shares used in computing net loss attributable to common stockholders:
Basic	17,643	9,525
Diluted	17,643	9,525

ADAMAS PHARMACEUTICALS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2015	2014

Assets
Current assets
Cash and cash equivalents	$29,228	$61,446
Marketable securities, current	85,263	60,912
Accounts receivable	485	524
Prepaid expenses and other current assets	540	645
Total current assets	115,516	123,527
Property and equipment, net	1,294	1,228
Marketables securities, non-current	30,495	36,364
Other assets	38	70
Total assets	$147,343	$161,189
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,806	$3,685
Accrued liabilities	4,161	8,595
Other current liabilities	138	265
Total current liabilities	8,105	12,545
Non-current liabilities	1,685	1,570
Total liabilities	9,790	14,115

Commitments and Contingencies

Stockholders’ equity
Common stock, $0.001 par value - 100,000,000 shares authorized, 17,727,226 and 17,551,375 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	22	22
Additional paid-in capital	160,135	157,581
Accumulated other comprehensive income (loss)	(53)	(180)
Accumulated deficit	(22,551)	(10,349)
Total stockholders’ equity	137,553	147,074
Total liabilities and stockholders’ equity	$147,343	$161,189

ADAMAS PHARMACEUTICALS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2015	2014

Cash flows from operating activities
Net loss	$(12,202)	$(6,380)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	70	22
Stock-based compensation	2,142	1,047
Change in preferred stock warrant value	—	664
Net accretion of discounts and amortization of premiums of marketable securities	194	—
Changes in assets and liabilities
Accrued interest of marketable securities	(114)	—
Prepaid expenses and other assets	138	(275)
Accounts receivable	39	(122)
Accounts payable	2	(2,052)
Accrued liabilities and other liabilities	(4,334)	311
Net cash used in operating activities	(14,065)	(6,785)
Cash flows from investing activities
Purchases of property and equipment	(18)	(77)
Purchases of investments	(18,435)	—
Net cash used in investing activities	(18,453)	(77)
Cash flows from financing activities
Proceeds from issuance of common stock upon exercise of stock options	300	36
Proceeds from issuance of common and preferred stock upon exercise of warrants	—	1,013
Net cash provided by financing activities	300	1,049
Net decrease in cash and cash equivalents	(32,218)	(5,813)
Cash and cash equivalents at beginning of period	61,446	85,612
Cash and cash equivalents at end of period	$29,228	$79,799

Supplemental disclosure
Cash paid for income taxes	$4,691	$—
Accrued deferred offering costs	—	1,940

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